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                          CONFORMED COPY INCORPORATING
                         AMENDMENT DATED AS OF 10/14/93

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (this 'Agreement') is made and entered into this 14th day of October 1993 by and among Merrill Lynch Capital Services Inc., a Delaware corporation (the 'Purchaser'), D&B Investors L.P., a limited partnership organized under the laws of Delaware (the 'Partnership'), The Reuben
H. Donnelley Corporation, a Delaware corporation ('RHDC'), Dun & Bradstreet, Inc., a Delaware corporation ('DBI'), and IMS America, Ltd., a New Jersey corporation ('IMS'; and together with RHDC and DBI the 'Initial General Partners').

                             PRELIMINARY STATEMENT

     The Partnership has been formed to acquire certain stocks, bonds, notes, debentures, puts, calls, options, warrants and other financial instruments or securities as described in the Partnership Agreement, and to manage, protect and conserve the assets of the Partnership, and to engage in any and all activities related or incidental thereto. The Purchaser has agreed to advance funds to the Partnership totalling up to U.S.$500 million to be used in connection with these purposes.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   SECTION 1.
                                  DEFINITIONS

     Capitalized words and phrases used in this Agreement have the following meanings:

     'Affiliate' means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of 10% or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term 'control,' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with') means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     'Agreement' means this Purchase Agreement made and entered into on October 14, 1993 among the Purchaser, the Partnership and the Initial General Partners.

     'Applicable LIBOR Rate' means, with respect to any Reference Period, (i) a rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one-hundredth of a percentage point) equal to the amount obtained by dividing (a) the sum of the offered rate per annum for six-month deposits in United States dollars in a principal amount of not less than $5,000,000 which appears on the display designated as 'Page 3750' on the Telerate Service (or such other page as may replace 'Page 3750' on that service for the purpose of displaying London interbank offered rates of major banks) for each Wednesday (or, if such Wednesday is not a London Banking Day, the first London Banking Day thereafter) during such Reference Period divided by (b) the number of Wednesdays during such Reference Period, or (ii) if a rate cannot be determined under clause (i) above, a rate per annum equal to the amount obtained by dividing (a) the sum of the average (rounded upwards, if necessary, to the nearest one-hundredth of a percentage point) rate per annum offered for six-month deposits in United States dollars, as set forth on the display designated as page 'LIBO' on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 A.M. (London Time) for a principal amount of not less than $5,000,000 for each Wednesday (or, if such Wednesday is not a London Banking Day, the first London Banking Day thereafter) during such Reference Period divided by (b) the number of Wednesdays during such Reference Period, or (iii) if a rate cannot be determined under clause (i) or
(ii) above, a rate per annum equal to the amount

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obtained by dividing (a) the sum of the average (rounded upwards, if  necessary, to the nearest one-hundredth of a percentage point) of the rates per annum at which six-month deposits in amounts of not less than U.S. $5,000,000 are offered by three London banks mutually agreeable between the Purchaser and the Company for each Wednesday (or, if such Wednesday is not a London Banking Day, the first London Banking Day thereafter) during such Reference Period by (b) the number of Wednesdays during such Reference Period.

     'Bankruptcy' means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy.

     'Business Day' means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     'Capital Stock' means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person, whether now outstanding or issued after the date of this Agreement, including, without limitation, all common stock and preferred stock.

     'Code' means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     'Compliance Certificate' has the meaning specified in Section 7.02(b) hereof.

     'Cure Period' has the meaning specified in Section 6.01(a) hereof.

     'Currency Agreement' means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values.

     'Debt' means, with respect to any Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person arising from any short sales, the writing of options, forward contracts or similar transactions, (vi) all obligations of such Person as lessee which would be capitalized in accordance with GAAP, (vii) all obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on any asset of such Person, whether or not any such obligation is otherwise an obligation of such Person, (viii) to the extent not otherwise included in the definition, obligations under Currency Agreements and Interest Rate Agreements, and (ix) all obligations of others, of a type described in (i) through (viii) above, that are directly or indirectly guaranteed (whether contingently or otherwise) by such Person; provided that Debt shall not include Trade Payables of such Person or any indebtedness of such Person to Parent incurred in the ordinary course of business consistent with past practice resulting from the cash management system maintained by Parent.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended (and any corresponding provisions of succeeding law).

     'Exchange Act' means the Securities Exchange Act of 1934, as amended (or any corresponding provisions of succeeding law).

     'Fair Market Value' means as to any date (i) if a security is registered under the Exchange Act and listed on a national securities exchange or included on the National Association of Securities Dealers Automated Quotation System, National Market ('NASDAQ'), the closing sales price on such date (or in the event such date is not a Business Day, the Business Day immediately preceding such date), and (ii) if a security is not traded on a national securities exchange or listed on NASDAQ or the value otherwise cannot be determined under clause (i), the average of the firm prices bid for such date quoted by Morgan Stanley & Co. Incorporated, Salomon Brothers Inc. and The First Boston Corporation, in each case for the full amount of the specific security for which the Fair Market Value is being determined.

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     'Fiscal  Quarter' means (i) the period  commencing on the effective date of this Agreement and ending on December 31, 1993 and (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1, or October 1.

     'Fiscal Year' means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1993, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) that is considered a short taxable year of the Partnership under the Code and the Regulations.

     'GAAP' means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

     'General Partners' means collectively the Initial General Partners and any Person who hereafter becomes a general partner in the Partnership.

     'Initial General Partners' has the meaning specified in the preamble to this Agreement.

     'Insolvent' means, with respect to any Person at any time, the fair market value of the assets and properties of such Person at such time being less than the liabilities of such Person at such time.

     'Interest Rate Agreement' means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     'Investment' means any direct or indirect advance, loan or other extension of credit (other than (i) advances to customers in the ordinary course of business that would be recorded as accounts receivable on the balance sheet, in accordance with GAAP, of a General Partner or any of its subsidiaries or (ii) advances, loans or other extensions of credit resulting from the cash management system maintained by Parent, provided such advances, loans and other extensions of credit constitute unsubordinated indebtedness of Parent) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by any other Person (other than bonds, notes, debentures or other similar instruments issued by Parent or by an Affiliate of Parent if such debt is unconditionally guaranteed by Parent on an unsubordinated basis).

     'Investment Advance' means an advance by the Purchaser to the Partnership pursuant to Section 2.01(b) hereof.

     'Investment  Principal'  means  the  aggregate  amount  of  all  Investment
Advances.

     'Investment  Rate' means, with respect to  any Reference Period, the sum of
(i) 1.42%  per annum  plus (ii)  the Applicable  LIBOR Rate  for such  Reference
Period.

     'Investment Return' has the meaning specified in Section 2.02(a) hereof.

     'Involuntary Bankruptcy' means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within thirty
(30) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within thirty (30) days.

     'Lien' means any lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other encumbrance of any kind.

     'London Banking Day' means a day of the year on which dealings are carried on in the London interbank market.

     'Liquidating Event' has the meaning specified in Section 12.1 of the Partnership Agreement.

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     'Managing General Partner' means RHDC, or in the event RHDC shall no longer be the managing general partner under the Partnership Agreement, such Person who is the managing general partner under the Partnership Agreement.

     'Mandatory Retirement Event' has the meaning specified in Section 6.01(a) hereof.

     'Net Cash Flow' means  the gross cash proceeds  of the Partnership less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital investments, replacements, and contingencies, all as determined by the Managing General Partner in its sole discretion. 'Net Cash Flow' shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

     'Parent' means The Dun & Bradstreet Corporation.

     'Parent Agreement' means the agreement dated the date of this Agreement between Parent and the Purchaser.

     'Parent Debt' has the meaning specified in Section 6.01(c) hereof.

     'Parent Stock' has the meaning specified in Section 6.01(c) hereof.

     'Partners' means the Initial General Partners and RBDB, LLC, a limited partner in the Partnership and any Person who hereafter acquires a general or limited partnership interest in the Partnership.

     'Partnership' has the meaning specified in the preamble to this Agreement.

     'Partnership Agreement' means the Agreement of Limited Partnership of D&B Investors L.P., dated October 14, 1993, among RHDC, DBI and IMS, as general partners and RBDB, LLC, a Delaware limited liability company, as in effect on the date of this Agreement.

     'Permitted Investments' means any of the following:

          (i) cash;

          (ii) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, Federal Home Loan Mortgage Corporation participation certificates, Federal National Mortgage Association mortgage pass-through certificates or Government National Mortgage Association mortgage pass-through certificates;

          (iii) short-term commercial paper issued by any corporation organized under the laws of the United States of America or any state thereof, rated at least 'A-1' by S&P; provided that the aggregate Fair Market Value of all commercial paper issued by any Person shall not exceed 10% of the aggregate Fair Market Value of all Property (other than cash) owned by the Partnership;

          (iv) indebtedness of any Person organized under the laws of the United States of America or any state thereof that is not an Affiliate of Parent, rated at least 'AA' by S&P; provided, that the aggregate Fair Market Value of all such indebtedness issued by any Person shall not exceed 10% of the aggregate Fair Market Value of all Property (other than cash) owned by the Partnership;

          (v) unsubordinated debt issued by Parent or unsubordinated debt issued by an Affiliate of Parent if (and only if) such debt is unconditionally guaranteed by Parent on an unsubordinated basis; provided, that Parent has agreed to register such debt under the Securities Act upon the request of the holder of such debt and such agreement inures to the benefit of any subsequent holder of such debt;

          (vi) common stock or preferred stock issued by Parent; provided (A) the ownership of such stock (when taken together with any other securities owned by the Partnership) would not require the Partnership to file a
     Schedule 13D under the Exchange Act and (B) Parent has agreed to register such stock under the Securities Act upon the request of the holder of such stock and such agreement inures to the benefit of any subsequent holder of such stock; or

          (vii) puts, calls, options or warrants to purchase or sell common stock of Parent; provided that (A) such puts, calls, options or warrants do not, in the aggregate, at the time of their acquisition, exceed 10% of the Fair Market Value of all Property then held by the Partnership and (B) the ownership of such puts, calls, options or warrants (when taken together with any other securities owned by the Partnership) would not require the Partnership to file a Schedule 13D under the Exchange Act.

                                       4

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     'Permitted Liens' means  with respect to  any Person (i)  Liens for  taxes, assessments, governmental charges or claims that are not yet due and payable or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as would be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as would be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of
tenders,   bids,   leases,   statutory  or   regulatory   obligations,  bankers'
acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business of such Person (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning
ordinances  and   similar  charges,   encumbrances,  title   defects  or   other
irregularities that do not materially interfere with the ordinary course of business of such Person; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired by such Person after the date of this Agreement; provided that (a) such Lien is created solely for the purpose of securing Debt incurred (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of such Person;
(viii) any interest or title of a lessor in the property subject to any capitalized lease or operating lease; and (ix) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     'Person' means any individual, partnership, corporation, trust, limited liability company, association or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     'Portfolio Certificate' means a written certificate of the Managing General Partner signed by the chief financial officer of the Managing General Partner delivered in accordance with Section 7.02 hereof, that certifies the aggregate Fair Market Value of the Property held by the Partnership as of a given date.

     'Property' means all property acquired by the Partnership, and shall include both tangible and intangible Property.

     'Purchaser' has the meaning specified in the preamble to this Agreement and its successors and assigns.

     'Rating Category' means (i) with respect to short-term ratings, A-1+, A-1, A-2, A-3, B, C and D (or equivalent successor categories) or (ii) with respect to long-term ratings, AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories).

     'Redeemable Stock' means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time or (iii) convertible into or exchangeable for capital stock referred to in clause (i) or (ii) above or Debt.

     'Reference Period' means the six month period beginning on the date of this Agreement and each successive six month period thereafter; provided that in the event a Mandatory Retirement Event occurs during any Reference Period, the last day of such Reference Period shall be the date the Partnership shall repay the Investment Principal pursuant to Section 6.01(b) hereof.

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     'Regulations'  means  the  Income  Tax  Regulations,  including   Temporary
Regulations, promulgated under the Code, as such regulations may be amended from time to time (including any corresponding provisions of succeeding regulations).

     'Securities Act' means the Securities Act of 1933, as amended (or any corresponding provisions of succeeding law).

     'S&P' means Standard & Poor's Corporation and its successors.

     'Trade Payables' of any Person means indebtedness owed by such Person to trade creditors incurred in the ordinary course of business in connection with the acquisition of goods or services by such Person and paid on ordinary commercial terms; provided that Trade Payables shall not include any payment made by the Partnership in reimbursement of reasonable, direct, out-of-pocket expenses incurred by a General Partner in connection with the Partnership's business in an aggregate amount not to exceed $100,000 per fiscal year.

     'Triggering Event' means either (i) the occurrence of a decrease of the short-term rating of the Parent by S&P by one or more rating gradations;
provided, that, in the event Parent shall at any time not have a short-term rating, Triggering Event shall mean the occurrence of a decrease of the long-term rating of the Parent by S&P by one or more rating gradations or (ii) Parent not at any time having either a short-term or a long-term rating. In determining whether the rating has decreased by one or more gradations, gradations within Rating Categories (e.g., + and - for S&P long-term ratings), shall be taken into account (e.g., a decline in a rating from AA+ to AA, as well as from AA to A+, will constitute a decrease of one gradation).

     'Voluntary Bankruptcy' means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or partnership or corporate action taken by such Person to authorize any of the actions set forth above.

     'Weighted Average Investment Principal Amount' means, for any Reference Period, the amount obtained by dividing (i) the sum of the amount of Investment Principal outstanding at the opening of business on each day in such Reference Period by (ii) the number of days in such Reference Period.

                                   SECTION 2.
                   INVESTMENT PRINCIPAL AND INVESTMENT RETURN

     2.01. The Investment Principal.

     (a) Maximum Investment Principal Amount. The Purchaser shall, on the terms and conditions hereinafter set forth, transfer to the Partnership, at the address specified in Section 7.01 hereof, up to an aggregate amount of U.S.$500 million.

     (b) Investment Advances. Each Investment Advance shall be made on notice, given not later than the third Business Day prior to the requested date of a proposed Investment Advance (or such shorter period of time acceptable to the Purchaser), by the Partnership to the Purchaser specifying therein the Business Day on which such Investment Advance is to be made and the amount of such Investment Advance; provided, that each Investment Advance shall be in an amount at least equal to $50 million or an integral multiple of $1 million in excess thereof. If the Partnership shall request in such notice an Investment Advance which the Purchaser determines is available hereunder, the Purchaser shall, before 11:00 a.m. (New York City time) on the date of each such Investment Advance and upon fulfillment of the conditions in this Agreement, transfer to the Partnership at the address specified in Section 7.01, the amount of such Investment Advance in immediately available funds.

     2.02. Investment Return.

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     (a)  Determination  of  Investment  Return. The  return  on  the Investment
Principal for each Reference Period (the 'Investment Return') shall equal the product obtained by multiplying (i) the Investment Rate for such Reference Period by (ii) the Weighted Average Investment Principal Amount and by (iii) a fraction the numerator of which is the number of days in such Reference Period and the denominator of which is 360.

     (b) Payment of Investment Return. The Partnership shall pay the Investment Return for each Reference Period to the Purchaser on the last day of such Reference Period; provided that, in the event the last day of any Reference Period is not a Business Day, the last day of such Reference Period shall be extended to occur on the next succeeding Business Day; provided further that if such extension would cause the last day of such Reference Period to occur in the next following calendar month, the last day of such Reference Period shall occur on the next preceding Business Day. Payment shall be made to the Purchaser in immediately available funds at its address specified in Section 7.01 hereof.

     (c) Insufficient Partnership Funds. To the extent the Partnership fails or is otherwise unable to pay the Investment Return with respect to any Reference Period when due, each of the General Partners jointly and severally agrees to advance funds to the Partnership in an amount sufficient to permit the Partnership to pay the Investment Return (but only to the extent the Investment Return accrued while such General Partner was a general partner of the Partnership) in accordance with Section 2.02(b), and shall cause the Partnership to make such payment; provided, however, that the Partnership's obligation to repay any such advances shall be subordinate in right of payment to the repayment of the Investment Principal, any accrued and unpaid Investment Return and any payment required pursuant to Section 6.02 hereof and no such advance or any interest thereon may be repaid prior to the repayment of the Investment Principal, any accrued and unpaid Investment Return and any payment required pursuant to Section 6.02 hereof; provided further, however, that (i) the obligations of each General Partner under this Section 2.02(c) shall be subordinate in right of payment to the unsecured claims of all creditors of such General Partner and (ii) no General Partner shall be required to advance funds to the Partnership under this Section 2.02(c) to the extent that, after giving effect to such advance, such General Partner would be Insolvent.

     2.03. Withholding.

     Notwithstanding anything to the contrary in this Agreement, unless the Partnership has received from the Purchaser an Internal Revenue Service Form 4224 or other applicable form, certificate or document prescribed from time to time by the Internal Revenue Service of the United States certifying that payments hereunder to the Purchaser are not subject to or are exempt from United States withholding tax, the Partnership (i) shall withhold the applicable taxes from payments made to the Purchaser prior to such receipt at the applicable statutory rate, and (ii) shall treat all amounts so withheld as a payment to the Purchaser under this Agreement.

                                   SECTION 3
                       CONDITIONS TO INVESTMENT ADVANCES

     3.01. Condition Precedent to Initial Investment Advance.

     The obligation of the Purchaser to make its initial Investment Advance is subject to the condition precedent that the Purchaser shall have received on or before the date of the initial Investment Advance the following, each dated such day, in form and substance satisfactory to the Purchaser:

          (a) An executed copy of this Agreement.

          (b) Certified copies of the resolutions of the Board of Directors of each of the Initial General Partners approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

          (c) A certificate of the Secretary or an Assistant Secretary of each of the Initial General Partners certifying the names and true signatures of the officers of such Initial General Partner authorized to sign this Agreement and the other documents to be delivered hereunder.

          (d) A certificate of the Secretary or an Assistant Secretary of the Managing General Partner certifying that the representations and warranties of the Partnership contained in Section 4.01 hereof are true and correct on such date.

          (e) A certificate of the Secretary or an Assistant Secretary of each of the Initial General Partnerscertifying that the representations and warranties of such Initial General Partner contained in Section 4.03 hereof are true and correct on such date.

          (f) A certified copy  of the Partnership  Agreement and evidence  that
     the   Original  Capital  Contributions  (as   defined  in  the  Partnership
     Agreement) have been made.

          (g) An executed copy of the Parent Agreement.

          (h) Certified copies of the resolutions of the Board of Directors of Parent approving the Parent Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Parent Agreement.

          (i) A certificate of the Secretary or an Assistant Secretary of Parent certifying the names and true signatures of the officers of Parent authorized to sign the Parent Agreement and the other documents to be delivered thereunder.

          (j)  A request for  the initial Investment  Advance in accordance with
     Section 2.01(b) hereof.

          (k) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom, in form and substance reasonably satisfactory to the Purchaser.

          (l) a favorable opinion of Stephen J. Boatti, in form and substance reasonably satisfactory to the Purchaser.

          (m) such other approvals, opinions or documents as the Purchaser may reasonably request.

     3.02. Conditions Precedent to Each Investment Advance.

     The obligation of the Purchaser to make each Investment Advance (including the initial Investment Advance) shall be subject to the further conditions precedent that on the date of such Investment Advance (a) the following statements shall be true (and each of (i) the giving of the applicable notice by the Partnership to the Purchaser requesting such Investment Advance and (ii) the acceptance by the Partnership of the proceeds of such Investment Advance, shall constitute a representation and warranty by the Partnership and each of the General Partners that on the date of such Investment Advance such statements are true):

          (i) The representations and warranties contained in Section 4.01 (with respect to the Partnership) and Section 4.03 (with respect to the General Partners) are correct on and as of the date of such Investment Advance, before and after giving effect to such Investment Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii)  No event has  occurred and is  continuing, or would  result from such Investment Advance or from the application of the proceeds therefrom, which constitutes a Mandatory Retirement Event or would constitute a Mandatory Retirement Event but for the requirement that notice be given or time elapse or both;

and (b) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

                                   SECTION 4.
                         REPRESENTATIONS AND WARRANTIES

     4.01. Representations and Warranties of the Partnership.

     The Partnership represents and warrants as follows:

     (a) Due Authorization. It is a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. The Partnership is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership action. This Agreement constitutes the legal, valid and binding obligation of the Partnership enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to the Partnership, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Partnership Agreement or of any agreement or instrument to which the Partnership is a party or by which the Partnership is bound or to which any of its properties or assets is subject,
(iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which the Partnership is a party or by which the Partnership is bound, or (iv) will result in the creation or imposition of any lien upon any of the properties or assets of the Partnership, in each of the foregoing clauses
(i) through (iv), the violation, breach or conflict of which could reasonably have a material adverse effect on the Partnership's financial condition or its ability to perform its obligations hereunder.

     (c) Governmental Authorizations. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made) or exemption by, any court, governmental or public body or authority, or any subdivision thereof, is required to authorize the execution, delivery or performance of this Agreement or as a condition to the legality, validity, binding effect or enforceability of this Agreement.

     (d) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership or any of its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to materially impair its ability to perform its obligations under this Agreement or to have a material adverse effect on the financial condition of the Partnership; and the Partnership has not received any currently effective notice of any default, and the Partnership is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair the Partnership's ability to perform its obligations under this Agreement or to have a material adverse effect on the financial condition of the Partnership.

     (e) Investment Company Act. The Partnership is not an 'investment company' or an 'affiliated person' of, or 'promoter' or 'principal underwriter' for an 'investment company,' as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

     (f) Margin Regulations. Neither the execution and delivery of this Agreement nor the use of the proceeds by the Partnership will violate or be inconsistent with the provisions of Regulation G, T, U or X.

     4.02. Representations and Warranties of the Purchaser.

     The Purchaser represents and warrants as follows:

     (a) Due Authorization. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof. The Purchaser is duly licensed to or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (b) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser which seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

     (c) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to the Purchaser, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Purchaser or of any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties or assets is subject or (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, in each of the foregoing clauses (i) through (iii), the violation, breach or conflict of which could reasonably have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

     (d) Governmental Authorizations. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made) or exemption by, any court, governmental or public body or authority, or any subdivision thereof, is required to authorize the execution, delivery or performance of this Agreement or as a condition to the legality, validity, binding effect or enforceability of this Agreement.

     (e) Availability of Funds. Purchaser has or will have all funds necessary to consummate the transactions contemplated by this Agreement. No part of such funds constitutes assets allocated to any qualified trust which contains the assets of any employee pension benefit plan with respect to which the Purchaser or its subsidiaries or any corporation considered an affiliate of any of them is a party in interest or disqualified person. For purposes of this Section 4.02(e), the terms 'employee pension benefit plan' and 'party in interest' shall have the meanings assigned to such terms in Section 3 of ERISA, the term 'disqualified person' shall have the meaning assigned to such term in Section 4975 of the Code and the term 'qualified trust' shall mean any trust qualified under Section 401(a) of the Code in which is held the assets of any employee pension benefit plan and the term 'affiliate' shall have the meaning assigned to it in Section 407(d)(7) of ERISA.

     (f) QIB. Purchaser is a 'qualified institutional buyer' within the meaning of Rule 144A under the Securities Act and acknowledges that it has received such information regarding the Partnership and the General Partners as it has requested pursuant to Rule 144A or has determined not to request such information.

     (g)  Non Broker Dealer. Purchaser  is not a broker  or dealer as defined in
Section 3(a)(4) and 3(a)(5) of the Exchange Act, a member of a national securities exchange or a person associated with a broker or dealer (as defined in section 3(a)(18) of the Exchange Act), except for business entities controlling or under common control with the Purchaser.

     4.03. Representations and Warranties of the General Partners.

     Each of the General Partners hereby represents and warrants that:

     (a) Due Authorization. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. It is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. It has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of such General Partner enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation by such General Partner of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such General Partner, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of such General Partner, or of any agreement or instrument to which such General Partner is a party or by which such General Partner is bound or to which any of its properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such General Partner is a party or by which such General Partner is bound, or (iv) will result in the creation or imposition of any lien upon any of the properties or assets of such General Partner, in each of the foregoing clauses (i) through (iv), the violation, breach or conflict of which could reasonably have a material adverse effect on such General Partner's financial condition or its ability to perform its obligations hereunder.

     (c) Governmental Authorizations. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made) or exemption by, any court, governmental or public body or authority, or any subdivision thereof, is required to authorize the execution, delivery or performance of this Agreement or as a condition to the legality, validity, binding effect or enforceability of this Agreement.

     (d) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of such General Partner, threatened against or affecting such General Partner or any of its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to materially impair its ability to perform its obligations under this Agreement or to have a material adverse effect on the financial condition of such General Partner; and such General Partner has not received any currently effective notice of any default, and such General Partner is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such General Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the financial condition of such General Partner.

     (e) Investment Company Act. Neither such General Partner nor any of its subsidiaries is an 'investment company' or an 'affiliated person' of, or 'promoter' or 'principal underwriter' for, an 'investment company', as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended.

     (f) Ownership of Property; Liens. Such General Partner has good and valid title to all of its properties and assets free and clear of Liens, except for Permitted Liens or to the extent the lack of good and valid title or the existence of any such Lien reasonably could not have a material adverse effect on the ability of such General Partner to run its business as conducted on the date of this Agreement. The General Partner is not a party to or subject to any agreement, contract or commitment which could reasonably be expected to materially impair such General Partner's ability to perform its obligations under this Agreement or have a material adverse effect on the financial condition of such General Partner.

     (g) Financial Information. The balance sheets of RHDC and DBI dated December 31, 1992 and June 30, 1993 and the related statements of income and cash flow for the 12-month and 6-month periods then ended and the balance sheets of IMS dated November 30, 1993 and May 31, 1993 and the related statements of income and cash flow for the 12-month and 6-month periods then ended (collectively, the 'Partners' Statements'), copies of which will be delivered to the Purchaser by October 22, 1993 have been prepared from each Initial General Partner's books and records, on a basis consistent with their presentation in the Parent's consolidated financial statements. Such Partners' Statements fairly present in all material respects the financial position of each of the Initial General Partners as of such date and its results of operations and cash flow for such period. As of the date hereof, none of the Initial General Partners has outstanding Debt in excess of $10 million in the aggregate (not including Debt owed by an Initial General Partner to Parent or to a wholly owned subsidiary of Parent). Since June 30, 1993 (with respect to RHDC and DBI), and May 31, 1993 (with respect to IMS), there has been no material adverse change in the business, financial position or results of operations of such Initial General Partner.

     (h) Ownership by Parent. All of the outstanding Capital Stock of such General Partner is owned directly by Parent or a wholly owned subsidiary of Parent.

     (i) Margin Regulations. Neither the execution and delivery of this Agreement nor the use of the proceeds by the Partnership will violate or be inconsistent with the provisions of Regulation G, T, U or X.

                                   SECTION 5.
                                   COVENANTS

     5.01. Covenants of the Partnership.

     For so long as the Investment Principal and any accrued Investment Return shall remain unpaid, the Partnership agrees as follows:

     (a) Debt Limitations. The Partnership shall not, directly or indirectly, create, authorize, issue, incur, assume or otherwise become liable for or with respect to, or become responsible for any Debt (other than Debt incurred pursuant to and in accordance with Section 2.02(c) and Section 6.01(d) of this Agreement) or Trade Payables.

     (b) No Liens. The Partnership shall not create, incur, or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Lien upon any of its Property.

     (c) Separate Affairs. The Partnership shall at all times (1) maintain and keep its assets separate and apart from any Affiliate of the Partnership, and under separate registration, and (2) maintain its books and records separate and apart from those of any Affiliate of the Partnership.

     (d) No Distributions. The Partnership shall not make any distributions to the Partners, except to the extent provided in Sections 10.8, 10.9 and 11.2 of the Partnership Agreement; provided that the Partnership shall not make a distribution pursuant to Sections 10.8, 10.9 or 11.2 at a time when any accrued Investment Return remains unpaid unless the Partnership reserves for payment to the Purchaser the amount of any accrued but unpaid Investment Return; provided further that in no event may the Partnership make any distribution if after giving effect thereto the Fair Market Value of the Property held by the Partnership at such time would be less than the outstanding amount of the Investment Principal plus any accrued and unpaid Investment Return and, if a Triggering Event has occurred, plus $50 million.

     (e) Property. The Partnership shall not make any loan or advance to any Person, purchase or acquire any capital stock, warrants, rights, options, obligations or other securities of any Person or any other investment in any Person, or acquire or hold any assets, other than Permitted Investments.

     (f) Additional General Partners. The Partnership shall cause any Person who becomes a general partner in the Partnership after the date of this Agreement to expressly assume, by a supplemental agreement executed and delivered to the Purchaser, all of the obligations of a General Partner under this Agreement.

     5.02. Covenants of the General Partners.

     For so long as the Investment Principal and any accrued Investment Return shall remain unpaid, each of the General Partners agrees as follows:

     (a) Transactions with Affiliates. No General Partner shall, and no General Partner shall permit the Partnership or any subsidiary of a General Partner to, directly or indirectly, enter into, renew or extend any transaction with Parent or any other Affiliates except upon fair and reasonable terms no less favorable to such General Partner, the Partnership or such subsidiary, as the case may be, than could be obtained at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate; provided that the foregoing limitation shall not apply to transactions in the ordinary course of business consistent with past practice.

     (b) Debt Limitations. Except as otherwise provided in this Agreement, no General Partner shall, and no General Partner shall permit any of its subsidiaries to, directly or indirectly, create, authorize, issue, incur, assume or otherwise become liable for any Debt (other than Debt owing to another General Partner or to its wholly owned subsidiary); provided that notwithstanding the foregoing a General Partner may, and may permit its subsidiaries to, incur each of the following: (i) Debt owing to Parent, provided that the aggregate Debt owing to Parent of all General Partners at any time that is not subordinate to the General Partners' obligations hereunder may not exceed $100 million, (ii) Debt in respect of overdrafts of zero balance bank accounts,
(iii) Debt to the extent such Debt is secured by a purchase money lien that is a Permitted Lien, (iv) obligations to pay rent or other amounts under a lease that would be required to be capitalized for financial reporting purposes in accordance with GAAP, incurred in the ordinary course of business consistent with past practice, (v) Debt incurred as the result of the acquisition of assets or the stock of any Person in an aggregate amount outstanding at any time not in excess of $75 million for all General Partners, provided that the value of the assets or stock acquired exceeds the amount of such Debt, and (vi) Debt outstanding at any time that does not exceed $10 million in the aggregate.

     (c) No Liens. No General Partner shall, and no General Partner shall permit its subsidiaries to, create, incur, or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Lien upon any of its assets or properties other than Permitted Liens, except to the extent the existence of any such Lien could not reasonably have a material adverse effect on the ability of such General Partner to run its business as conducted on the date of this Agreement.

     (d) Separate Affairs. Each General Partner shall at all times maintain such General Partner's books and records separate and apart from those of any Affiliate of such General Partner. The Board of Directors of each General Partner shall hold appropriate meetings, or act by written consent, to authorize such General Partner's corporate actions, and records of all such meetings and written consents shall be maintained.

     (e) Management of Partnership Assets. Each General Partner shall cause the Managing General Partner to use its best efforts to manage the Partnership's assets so as to produce Net Cash Flow sufficient to pay the Investment Return in accordance with Section 2.02 hereof.

     (f) Portfolio Certificates. Each General Partner shall cause the Managing General Partner to deliver to the Purchaser the Portfolio Certificates required pursuant to Section 7.02 hereof and in the event the Fair Market Value of the Property held by the Partnership as reflected in any such Portfolio Certificate is less than (I) in the event a Triggering Event has not occurred, the amount of
(x) Investment Principal plus  (y) all accrued but  unpaid Investment Return  or
(II) in the event a Triggering

Event has occurred, the amount of (x) Investment Principal plus (y) all accrued but unpaid Investment Return plus (z) $50 million, each General Partner jointly and severally agrees for so long as such General Partner is a general partner in the Partnership, within five (5) Business Days following the date such Portfolio Certificate is required to be delivered pursuant to Section 7.02, to make a capital contribution in cash to the Partnership in an amount at least equal to such deficit; provided, that (i) the obligations of each of the General Partners under this Section 5.02(f) shall be subordinate in right of payment to the unsecured claims of all general creditors of such General Partner and (ii) no General Partner shall be required to make a capital contribution under this
Section 5.02(f) to the extent that, after giving effect to such contribution, such General Partner would be Insolvent.

     (g) Issuance of Redeemable Stock. No General Partner shall, and no General Partner shall permit any of its subsidiaries to, directly or indirectly, issue or sell any shares of its Redeemable Stock (including options, warrants or other rights to purchase shares of such Redeemable Stock).

     (h) Restricted Payments. No General Partner shall, and no General Partner shall permit any of its subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on its capital stock (other than (x) dividends by a General Partner not in excess of such General Partner's earnings and profits (excluding capital gains and extraordinary items) from June 30, 1993 for RHDC and DBI and from May 31, 1993 for IMS and (y) dividends by a subsidiary of a General Partner on capital stock held by the General Partner or another wholly owned subsidiary of such General Partner), (ii) purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the General Partner or a wholly owned subsidiary of the General Partner, provided that a General Partner may, and may permit its subsidiaries to (x) purchase, redeem, retire or otherwise acquire for value shares of Capital Stock of foreign subsidiaries which were required to be issued to foreign nationals or directors under applicable law and (y) purchase, redeem, retire or otherwise acquire for value any interest in a joint venture to which such General Partner or its subsidiary is a party if such interest is owned by a Person who is not an Affiliate of Parent and if such interest is acquired on terms which the General Partner in good faith determines is fair and reasonable or (iii) make any Investment in Parent or any of its other Affiliates (other than Permitted Investments and Investments of a General Partner in wholly owned subsidiaries of such General Partner).

     (i) Deficiency Payments. Each of the General Partners jointly and severally agrees to make the advances to the Partnership required pursuant to Sections 2.02(c) and 6.01(d) hereof; provided, however, that (i) the obligations of each of the General Partners under this Section 5.02(i) shall be subordinate in right of payment to the unsecured claims of all general creditors of such General Partner and (ii) no General Partner shall be required to advance funds to the Partnership under this Section 5.02(i) to the extent that, after giving effect to such advance, such General Partner would be Insolvent.

     (j) Merger, Consolidation, Etc. No General Partner shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person; provided, that a General Partner may sell all or substantially all of its assets if the proceeds of such sale are held by such General Partner or loaned to Parent on an unsubordinated basis.

     (k) Existence. Each General Partner will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of the Partnership and each of its other subsidiaries in accordance with the respective organizational documents of such General Partner, the Partnership and each such other subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of such General Partner, the Partnership and each such other subsidiary; provided that no General Partner shall be required to preserve any such right, license or franchise, or the existence of any subsidiary (other than the Partnership), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of such General Partner and its subsidiaries taken as a whole.

                                   SECTION 6.
                               RETIREMENT EVENTS

     6.01. Mandatory Retirement.

          (a) Mandatory Retirement Events. Each of the following events shall constitute a 'Mandatory Retirement Event':

          (i) the failure of the Managing General Partner to deliver a Portfolio Certificate or the failure of the Managing General Partner or any other General Partner to deliver any other report or certificate to the Purchaser as required under Section 7.02 hereof (and, if a Triggering Event has not occurred, such failure continues for a period of fifteen (15) days);

          (ii) the failure of the Partnership to pay any accrued Investment Return to the Purchaser in accordance with Section 2.02(b) hereof (and such failure continues for a period of fifteen (15) days);

          (iii)  the  failure  of  the  General  Partners  to  make  a   capital
     contribution to the Partnership in accordance with Section 5.02(f) hereof;

          (iv) any default on any securities held by the Partnership if the Fair Market Value of such securities (and any other securities held by the Partnership that were issued by the issuer of the securities on which there has been a default), in the aggregate, is more than ten percent (10%) of the Fair Market Value of all of the Property then held by the Partnership;

          (v)  the Bankruptcy of (1) the Partnership, (2) any General Partner or
     (3) any issuer or guarantor of any securities held by the Partnership if the Fair Market Value of such securities (and any other securities held by the Partnership that were issued or guaranteed by such bankrupt issuer or bankrupt guarantor), in the aggregate, is more than ten percent (10%) of the Fair Market Value of all of the Property then held by the Partnership;

          (vi) the failure by the Partnership or the General Partners to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (i), (ii) or (iii) above) (and such failure continues for a period of thirty (30) days);

          (vii)  the  occurrence  of  any  Liquidating  Event;  and

          (viii)  the occurrence of October 15, 1996;

provided, that if, within five (5) Business Days of the Partnership's discovery of a Mandatory Retirement Event (other than a Mandatory Retirement Event specified in clauses (ii) or (viii) above, which shall have a Cure Period of 0 Business Days) (the 'Cure Period'), the Partnership or the General Partners, as the case may be, cures the failure, breach or default which constituted the Mandatory Retirement Event, such failure, breach or default shall not be considered a Mandatory Retirement Event. In no event shall the date of the Partnership's discovery of a Mandatory Retirement Event be later than the date it receives notice of the Mandatory Retirement Event from the Purchaser.

     (b) Repayment by Partnership. In the event a Mandatory Retirement Event occurs and is not cured by the end of the Cure Period, the Partnership shall (i) notify the Purchaser, on the day immediately following the Cure Period, of the occurrence of such Mandatory Retirement Event and (ii) within five (5) Business Days after the Cure Period, repay to the Purchaser the Investment Principal and any accrued but unpaid Investment Return through the date of repayment. In addition, in the event the Investment Principal is not repaid within such time, the Purchaser may instruct the Managing General Partner (or such other Person who is responsible for overseeing the winding up and dissolution of the Partnership pursuant to Section 12.2 of the Partnership Agreement) to, and if so instructed the Managing General Partner (or such other Person) shall, liquidate the Partnership's assets and properties.

     (c) Assets Used for Repayment. The payment to the Purchaser under Section 6.01(b) hereof shall be made in cash; provided that, at the election of the Managing General Partner, all or a portion of such cash payment may be made by the delivery of publicly traded common stock or preferred stock of Parent ('Parent Stock') or unsubordinated debt of Parent ('Parent Debt') held by the Partnership which has a delivery date value (as determined under this Section 6.01(c)) equal to the cash not being paid; provided that Parent has agreed to cause such Parent Stock or Parent Debt to be registered under the Securities Act upon the request of the holder thereof pursuant to an agreement satisfactory to the

Purchaser. For purposes of this Section 6.01(c), the 'delivery date value' of the Parent Stock or Parent Debt used for such repayment shall be equal to the firm price bid for the date of delivery by the Partnership quoted by a reputable securities dealer mutually agreeable to the Purchaser and the Partnership for the full amount of the specific Parent Stock and/or the full amount of the specific Parent Debt to be delivered by the Partnership pursuant to this Section 6.01(c); provided, however, that in the event the Purchaser and the Partnership can not agree on a reputable securities dealer, the 'delivery date value' of the Parent Stock or Parent Debt used for such repayment shall be equal to the highest of the firm prices bid for the date of delivery by the Partnership quoted by Morgan Stanley & Co. Incorporated, Salomon Brothers Inc. and The First Boston Corporation, in each case, for the full amount of the specific Parent Stock and/or the full amount of the specific Parent Debt to be delivered by the Partnership pursuant to this Section 6.01(c).

     (d) Insufficient Partnership Funds. To the extent the Partnership fails or is otherwise unable to repay the amounts required by Section 6.01(b) and Section
6.02 hereof, each of the General Partners jointly and severally agrees to advance funds to the Partnership (or cause the Partnership to borrow funds from other sources) in an amount sufficient to permit the Partnership to repay the amounts required by Section 6.01(b) hereof (and with respect to a General Partner who was a general partner in the Partnership at the time the Retirement Event occurred, any amount due under Section 6.02 hereof), and shall cause the Partnership to make such repayment; provided, however, that the Partnership's obligation to repay any such advance shall be subordinate to the repayment of the Investment Principal, any accrued but unpaid Investment Return and any payment required by Section 6.02 hereof; provided further, however, that (i) the obligations of each General Partner under this Section 6.01(d) shall be subordinate in right of payment to the unsecured claims of all creditors of such General Partner and (ii) no General Partner shall be required to advance funds to the Partnership under this Section 6.01(d) to the extent that, after giving effect to such advance, such General Partner would be Insolvent.

     (e) Enforcement of Performance. In the event the Partnership fails to comply with its obligations under Section 2.02(b) or Sections 6.01(b) and 6.02 hereof or the General Partners fail to comply with their obligations under
Section 2.02(c) or Section 6.01(d) hereof, the Purchaser may use any legal or equitable remedy to enforce such obligations, including maintaining a cause of action against the Partnership or any General Partner (whether or not the General Partner is a partner in the Partnership at the time of such failure or at the time such cause of action is commenced) for specific performance and/or money damages, or other appropriate judicial relief.

     6.02. Additional Payment on Mandatory Retirement Event.

     If the Investment Principal is retired or is required to be retired by the Partnership pursuant to Section 6.01 hereof before October 15, 1996, the Partnership shall, in addition to the amounts payable pursuant to Section 6.01(b) hereof, pay the Purchaser an amount equal to the product obtained by multiplying (I) 0.95% per annum by (II) the aggregate amount of Investment Principal to be retired by (III) a fraction, the numerator of which is the number of days from the retirement date to October 15, 1996 and the denominator of which is 360, and dividing the result by (IV) (1+R)D. For purposes of the preceding clause (IV), 'D' equals a fraction, the numerator of which is the number of days from the retirement date to October 15, 1996 and the denominator of which is 365; and 'R' equals the midmarket fixed swap rate for LIBOR based swaps of equivalent maturity.

                                   SECTION 7.
                                 MISCELLANEOUS

     7.01. Notices, Etc.

     All notices and other communications provided for hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered as follows:

     If to the Partnership:

           c/o The Dun & Bradstreet Corporation
           200 Nyala Farms Road

           Westport, CT 06880
           Attention: Vice President -- Financial Planning

     If to the Purchaser:

           Merrill Lynch Capital Services Inc.
           World Financial Center
           North Tower
           New York, NY 10281
           Attention: Macauley R. Taylor

     If to RHDC, DBI or IMS:

           c/o The Dun & Bradstreet Corporation
           200 Nyala Farms Road
           Westport, CT 06880
           Attention: Vice President -- Financial Planning

or at such other address as shall be designated by any such party in a written notice to the other parties given in accordance with this Section 7.01. Except as otherwise specified in this Agreement, all such notices and communications shall, when sent by registered or certified mail, telecopied, telegraphed, telexed, cabled or sent by overnight courier, be effective when deposited in the mails, transmitted by telecopier (followed by delivery of the original of such notice or communication), delivered to the telegraph company, confirmed by telex answerback, delivered to the cable company or delivered to the courier company, respectively.

     7.02. Reports.

     (a)  Annual and  Quarterly Reports.  Within the  periods specified  in this
Section 7.02, the Partnership and each of the General Partners shall provide the Purchaser with the following reports:

          (i) Partnership Annual Reports. Within ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 1993 and at such time as distributions are made to the Partners pursuant to
     Section 12.2 of the Partnership Agreement following the occurrence of a Liquidating Event, the Managing General Partner shall cause to be prepared and furnished to the Purchaser each of the following:

             (1) financial statements accompanied by a certificate of the chief financial officer of the Managing General Partner certifying that such statements have been prepared and are fairly stated in all material respects in accordance with GAAP, including: a balance sheet, statement of income or loss, and statement of cash flow of the Partnership as of the last day of such Fiscal Year prepared in accordance with GAAP; and


             (2) a certificate of the chief financial officer of the Managing General Partner certifying that no Liquidating Event has occurred and is continuing, or if any such event has occurred and is continuing, the action the Managing General Partner has taken or proposes to take with respect thereto.

          (ii) General Partner Annual Reports. Within ninety (90) days after the end of its fiscal year commencing with the first fiscal year ending after the date of this Agreement, each General Partner shall cause to be prepared and furnished to the Purchaser consolidated financial statements (including a balance sheet as of the last day of such fiscal year, and a statement of income or loss, and statement of cash flow for such fiscal year) accompanied by a certificate of the chief financial officer of such General Partner certifying that such statements have been prepared from such General Partner's books and records on a basis consistent with their presentation in the Parent's consolidated financial statements and that such financial statements fairly present in all material respects the financial position of such General Partner as of such date and its results of operations and cash flow for such period.

          (iii) Partnership Quarterly Reports. Within sixty (60) days after the close of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 1994 (other than the last Fiscal Quarter of a Fiscal Year), the Managing General Partner shall cause to be prepared and furnished to the Purchaser each of the following:

             (1) a balance sheet of the Partnership as of the last day of such Fiscal Quarter and statements of income and loss and cash flow for such Fiscal Quarter, together with a certificate of the chief financial officer of the Managing General Partner certifying that such statements have been prepared in accordance with GAAP; and

             (2) a certificate of the chief financial officer of the Managing General Partner with respect to the matters described in Section 7.02(a)
        (i)(2) hereof.

          (iv) General Partner Quarterly Reports. Within sixty (60) days after the close of each of its fiscal quarters commencing with the first fiscal quarter ending after the date of this Agreement (other than the last fiscal quarter of a fiscal year), each General Partner shall cause to be prepared and furnished to the Purchaser consolidated financial statements (including a balance sheet as of the last day of such fiscal quarter, and a statement of income or loss, and statement of cash flow for such fiscal quarter) accompanied by a certificate of the chief financial officer of such General Partner certifying that such statements have been prepared from such General Partner's books and records on a basis consistent with their presentation in the Parent's consolidated financial statements and that such financial statements fairly present the financial position of such General Partner as of such date and its results of operations and cash flow for such period.

     (b) Quarterly Certificates. Within fifteen (15) days following the close of each Fiscal Quarter of the Partnership commencing with the Fiscal Quarter ending December 31, 1993, the Managing General Partner shall furnish the Purchaser with
(i) a certificate (a 'Compliance Certificate') prepared by the chief financial officer of the Managing General Partner certifying whether or not the General Partners have complied with their obligations under Section 5.02 hereof and attaching the arithmetic computations or financial statements to demonstrate compliance therewith and (ii) a Portfolio Certificate as of the last day of such Fiscal Quarter.

     (c) Monthly Certificates. In the event a Triggering Event occurs and is continuing, within five (5) days following each calendar month, the Managing General Partner shall furnish the Purchaser with (i) a Compliance Certificate certifying whether or not the General Partners have complied with their obligations under Section 5.02 hereof and attaching the arithmetic computations or financial statements to demonstrate compliance therewith and (ii) a Portfolio Certificate as of the last day of such month.

     7.03. Transfers and Assignments.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (b) The Purchaser may assign all or a portion of its rights and obligations under this Agreement, upon not less than three (3) Business Days' notice to the Partnership (which notice shall specify the name and address of the assignee and the amount of Investment Principal assigned); provided that the amount of Investment Principal being assigned pursuant to any such assignment shall in no event be less than $25 million (unless such assignment is an assignment of all of the Purchaser's remaining rights and obligations under this Agreement) and shall be an integral multiple of $1 million; provided further that any such assignee expressly assumes, by a supplemental agreement executed and delivered to the Partnership, the obligations of the Purchaser under this Agreement that are the subject of such assignment; provided further, that the Purchaser may not assign its rights and obligations under this Agreement without the consent of the Partnership (which consent shall not be unreasonably withheld) unless the assignee makes representations and warranties in substantially the form of Exhibit A hereto. In the event the Purchaser assigns all or any portion of its rights and obligations under this Agreement, any notice or communication to the Purchaser hereunder shall also be made to each of the Purchaser's assignees; provided, that no notices or communications need be made to any Person who has assigned all of its rights and obligations under this Agreement.

     (c) The Purchaser has entered into this Agreement with the expectation of assigning all of its rights and obligations hereunder to one or more customers and not for the purpose of earning the Investment Return or profiting from a possible increase in the value of the rights under this Agreement. Any communication of information by the Purchaser to a prospective transferee in connection with a sale, pledge or other transfer (or an attempted sale, pledge or other transfer) of the Investment Principal or a portion thereof pursuant to this Section 7.03 shall not be considered a violation of Section 7.07 hereof provided the prospective transferee executed a confidentiality agreement in substantially the form of Section 7.07(b).

     (d) Neither the Partnership nor any General Partner shall have the right to assign its rights or obligations hereunder without the prior written consent of the Purchaser; provided, that one (and only one) of the Initial General Partners may terminate its obligations under this Agreement if (and only if) Parent (or a wholly owned subsidiary of Parent that is acceptable to the Purchaser in the Purchaser's sole discretion) executes an agreement reasonably acceptable to Purchaser whereby Parent (or such acceptable subsidiary) agrees on an unsubordinated basis to pay Purchaser any Investment Return or Investment Principal or any other payment required to be paid hereunder in the event the Partnership fails or is otherwise unable to make such payment.

     7.04. No Waiver; Remedies.

     No failure on the part of the Purchaser or the Partnership to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.05. Status of Purchaser.

     The parties intend the Investment Principal to be classified as debt and the Investment Return and payments pursuant to Section 6.02 to be classified as interest for U.S. federal, state and local income and franchise and all other tax purposes, and each party agrees to file its income and franchise tax returns in a manner consistent therewith and to not take a contrary position with any tax authority. The parties intend that the Purchaser have no interest in Partnership profits, losses or distributions. In all events, the Purchaser shall possess no voting, management, inspection or other rights possessed by the Partners of the Partnership except as otherwise expressly provided for herein.

     7.06. Indemnification of Purchaser.

     (a) The Partnership and each of the General Partners, jointly and severally, covenant and agree, unconditionally, absolutely and irrevocably, to indemnify and hold harmless the Purchaser from and against any and all claims, damages, losses, and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) arising out of or in connection with or by reason of any Person's assertion that the liabilities, debts or other obligations of the Partnership are liabilities, debts or other obligations of the Purchaser; provided, however, that no such indemnification shall be required hereunder for any such claims, damages, losses, and expenses resulting from the gross negligence or willful misconduct of the Purchaser.

     (b) The Partnership and each of the General Partners jointly and severally agrees to indemnify the Purchaser's assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an 'Indemnified Party') from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the transactions contemplated by this Agreement (excluding any such losses, claims, damages and liabilities under the Code or any applicable state, local, foreign or other tax laws related to or arising out of the transactions contemplated by this Agreement; provided, however, that no such exclusion shall apply to any such losses, claims, damages and liabilities resulting from the gross negligence or willful misconduct of the Partnership or General Partner) and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Partnership or such General Partner. Neither the Partnership nor any General Partner will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from such assignee's gross negligence or willful misconduct.

     7.07. Confidentiality.

     Until October 31, 1995:

     (a) Except as contemplated hereby or required by law, the Partnership and the General Partners shall keep confidential and shall not disclose to any Person (other than Parent or employees, agents and representatives to the extent required to consummate the transactions contemplated hereby and who agree to be bound by the terms of this Section 7.07(a)) without the prior written consent of the Purchaser any information which pertains to this Agreement or the
Partnership Agreement, any negotiations pertaining thereto or any of the transactions contemplated hereby. Neither the Partnership, the General Partners nor any of their Affiliates shall use any information which pertains to this Agreement or the Partnership Agreement, any negotiations pertaining hereto or any of the transactions contemplated hereby, except in connection with the transactions contemplated hereby.

     (b) Subject to Section 7.03(b), the Purchaser agrees that, (i) except as contemplated hereby or required by law, the Purchaser shall keep confidential and shall not disclose to any Person (other than employees, agents and representatives to the extent required to consummate the transactions contemplated hereby and who agree to be bound by the terms of this Section 7.07(b)) without the prior written consent of the Partnership any information which (x) pertains to this Agreement or the Partnership Agreement, any negotiations pertaining thereto, any of the transactions contemplated hereby or the business of the Partnership, or (y) pertains to confidential or proprietary information of the Partnership and (ii) neither the Purchaser nor any of its Affiliates shall use, any information which (x) pertains to this Agreement or the Partnership Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby or the business of the Partnership, or (y) pertains to the confidential or proprietary information of the Partnership, except in connection with the transactions contemplated hereby.

     7.08. Amendments; Actions.

     (a) No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Partnership or any General Partner therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event the Purchaser assigns all or any portion of its rights and obligations under this Agreement, the Partnership and the General Partners may amend this Agreement with the written consent of the Persons entitled to a majority of the Investment Principal amount hereunder and the Persons entitled to a majority of the Investment Principal amount hereunder may, by written notice to each other Person entitled to any Investment Principal hereunder, waive compliance by the Partnership or any General Partner with any provision of this Agreement; provided that without the consent of each Person entitled to any Investment Principal hereunder affected, an amendment or waiver may not: (i) amend, modify, supplement, alter or waive any provision of Section 2, Section 5.01 or Sections 6 or (ii) reduce the percentage in Investment Principal amount the consent of whose holders is required for any amendment or waiver under this Section 7.08.

     (b) Actions by Purchaser. In the event the Purchaser assigns all or any portion of its rights and obligations under this Agreement, any decision or action required to be made by the Purchaser under this Agreement shall be made by the Persons entitled to a majority of the Investment Principal amount hereunder.

     7.09. Binding Effect; Governing Law.

     This Agreement shall become effective when it shall have been executed by the Partnership, the General Partners and the Purchaser and thereafter shall be binding upon and inure to the benefit of the Partnership, the General Partners and the Purchasers. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts and instruments executed and to be performed entirely in such state.

     7.10. Submission to Jurisdiction; Venue.

     Any and all suits, legal actions or proceedings against any party hereto arising out of this Agreement shall be brought in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction, the court of appropriate jurisdiction sitting in New York County, New York, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal action or proceedings. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, legal action or proceeding in any such court and hereby further waives right for a jury trial, and any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          MERRILL LYNCH CAPITAL SERVICES INC.

                                          By        /s/ MACAULEY R. TAYLOR
                                             ...................................
                                                    Authorized Signatory

                                          D&B INVESTORS L.P.

                                          By THE REUBEN H. DONNELLEY
                                          CORPORATION,
                                            its managing general partner

                                          By     /s/ WILLIAM H. BUCHANAN JR.
                                             ...................................
                                              Sr. Vice President and Secretary

                                          THE REUBEN H. DONNELLEY CORPORATION

                                          By     /s/ WILLIAM H. BUCHANAN JR.
                                             ...................................
                                              Sr. Vice President and Secretary

                                          IMS AMERICA, LTD.

                                          By          /s/ ALAN J. KLUTCH
                                             ...................................
                                                       Vice President

                                          DUN & BRADSTREET, INC.

                                          By          /s/ ALAN J. KLUTCH
                                             ...................................
                                                       Vice President

                                   EXHIBIT A

     Pursuant to Section 7.03(b) of the Purchase Agreement dated October 14, 1993 (the 'Purchase Agreement', terms used herein as therein defined) among D&B Investors L.P., Merrill Lynch Capital Services Inc., The Reuben H. Donnelley Corporation, Dun & Bradstreet, Inc. and IMS America, Ltd., the undersigned (the 'Assignee') hereby represents and warrants to [name of assignor] and D&B Investors L.P. that each of the following statements is true and correct as of the date hereof:

          (i) Assignee was not formed and is not being utilized primarily for the purpose of making an investment in the Partnership and either (x) the value of all securities owned by the Assignee of all issuers which would be investment companies (as defined under the Investment Company Act of 1940, as amended), but for the fact that the outstanding securities (other than short-term paper) of such companies are beneficially owned by not more than one hundred persons and were not issued in a public offering, does not exceed ten percent of the value of the Assignee's total assets or (y) in the event the Assignee cannot satisfy clause (x) above and the aggregate amount of Investment Principal being assigned to Assignee equals or exceeds $25 million, the aggregate number of securityholders of Assignee is less than 4 and each holder of more than 10% of the voting securities of Assignee can satisfy clause (x) above.

          (ii) Assignee does not rely on the 'private investment company' exclusion provided by Section 3(c)(1) of the Investment Company Act of 1940 to avoid registration and regulation under such Act.

          (iii) The assignment of the rights and obligations under the Purchase Agreement to Assignee is (x) pursuant to a registration statement under the Securities Act, (y) pursuant to an exemption from the registration requirements of the Securities Act, or (z) if such act does not apply.

                                          [Name of Assignee]

                                          By:  .................................
                                            Name:
                                            Title:

                          PURCHASE AGREEMENT AMENDMENT

     PURCHASE AGREEMENT AMENDMENT, dated as of October 14, 1993, by and among D&B Investors L.P. (the 'Partnership'), Dun & Bradstreet, Inc., IMS America, Ltd., The Reuben H. Donnelley Corporation (collectively, the 'General Partners') and Merrill Lynch Capital Services Inc. ('MLCS').

     WHEREAS, the parties hereto are also the parties to a Purchase Agreement dated October 14, 1993 (the 'Purchase Agreement'),

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1. Section 6.01(c) of the Purchase Agreement is, effective as of the date hereof, hereby amended by deleting the word 'average' as it appears in the proviso to the second sentence thereof and substituting therefor the word 'highest'.

          2. On and after the date hereof, each reference in the Purchase Agreement to 'this Agreement', 'hereunder', 'hereof' or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby. The Purchase Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          D&B INVESTORS L.P.
                                          by THE REUBEN H. DONNELLEY
                                          CORPORATION,
                                          its managing general partner

                                          By      /s/ WILLIAM H. BUCHANAN, JR.
                                             ..................................
                                            Title:   Senior Vice President

                                          THE REUBEN H. DONNELLEY CORPORATION

                                          By    /s/ WILLIAM H. BUCHANAN, JR.
                                             ..................................
                                            Title:

                                          IMS AMERICA, LTD.

                                          By         /s/ ALAN J. KLUTCH
                                             ..................................
                                            Title:     Vice President

                                          DUN & BRADSTREET, INC.

                                          By       /s/ ALAN J. KLUTCH
                                             ..................................
                                            Title:  Vice President

                                          MERRILL LYNCH CAPITAL SERVICES INC.

                                          By     /s/ MACAULEY R. TAYLOR
                                             ..................................
                                            Title: